EXHIBIT 10(a)59
                                SOUTHERN COMPANY
                          PRODUCTIVITY IMPROVEMENT PLAN

                              AMENDED AND RESTATED













                              TROUTMAN SANDERS LLP
                                NationsBank Plaza
                     600 Peachtree Street, N.E., Suite 5200
                             Atlanta, Georgia 30308
                                 (404) 885-3000







                                                     Effective January 1, 1998



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                                SOUTHERN COMPANY
                          PRODUCTIVITY IMPROVEMENT PLAN

                              Amended and Restated

                                    Purposes

         The purposes of the Amended and Restated Southern Company Productivity Improvement Plan are to provide a financial incentive which will focus the efforts of participants on areas that will have a direct and significant influence on corporate performance and to provide the potential for levels of compensation that will enhance the Employing Companies' abilities to attract, retain and motivate key management employees. In order to achieve these objectives, the Plan will be based upon corporate performance.

         The amendment and restatement shall be effective as of January 1, 1998.


                                    ARTICLE I

                                   Definitions

         For purposes of the Plan, the following terms shall have the following meanings unless a different meaning is plainly required by the context:

         1.1 "Annual Salary" shall mean base salary or wages paid to a Participant before deductions for taxes, social security, etc., including all amounts contributed by an Employing Company to The Southern Electric System Flexible Benefits Plan or The Southern Company Flexible Benefits Plan on behalf of a Participant, amounts contributed by any Employing Company to The Southern Company Employee Savings Plan as Elective Employer Contributions, as said term is defined in Section 4.1 therein, pursuant to the Participant's exercise of his deferral option made in accordance with Section 401(k) of the Internal Revenue Code, and amounts contributed to the Southern Company Deferred Compensation Plan, but excluding all awards under The Southern Company Performance Pay Plan and the Southern Company Productivity Improvement Plan, overtime pay, shift differential and substitution pay.

         1.2 "Average Common Equity" shall mean the total average common equity of Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company, Southern Nuclear Operating Company and Southern Company Services, Inc.

         1.3 "Average Return on Common Equity" for a Computation Period shall mean the result obtained by (a) dividing Core Net Income by Average Common Equity for each year in the Computation Period, (b) adding the result, and (c) dividing the sum by the number of years in the Computation Period.

         1.4 "Award" shall mean the award opportunity multiplied by the performance unit value determined under Section 3.2 of the Plan.

         1.5 "Award Opportunity" shall mean the target award opportunity determined under Section 3.1 of the Plan.

         1.6 "Award Percentage" shall mean the award percentage set forth on Exhibit B hereto. Such Exhibit may be modified from time to time by the Committee to reflect changes in Exhibit C hereto.

         1.7 "Beneficial Ownership" shall mean beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

         1.8 "Board of Directors" shall mean the Board of Directors of Southern Company Services, Inc.

         1.9 "Business Combination" shall mean a reorganization, merger or consolidation or sale of Southern Company or a sale of all or substantially all of Southern Company's assets.

         1.10 "Chief Executive Officer" shall mean the individual designated as such by the Board of Directors of an Employing Company and of Southern Company.

         1.11 "Committee" shall mean the individuals then serving in the positions of Director, Compensation and Benefits of Southern Company; Senior Vice President, Human Resources of Southern Company; and Vice President & Comptroller of Southern Company or any other position or positions that succeed to the duties of the foregoing positions.

         1.12 "Common Stock" shall mean the common stock of Southern Company.

         1.13 "Computation Period" shall mean a four-year period commencing on the first day of the initial year of participation, and thereafter, it shall mean a four-year period commencing on the first day of January each year.

         1.14 "Consummation" shall mean the completion of the final act necessary to complete a transaction as a matter of law, including, but not limited to, any required approvals by the corporation's shareholders and board of directors, the transfer of legal and beneficial title to securities or assets and the final approval of the transaction by any applicable domestic or foreign governments or agencies.

         1.15 "Control" shall mean, in the case of a corporation, Beneficial Ownership of more than 50% of the combined voting power of the corporation's Voting Securities, or in the case of any other entity, Beneficial Ownership of more than 50% of such entity's voting equity interests.

         1.16 "Core Business" shall mean the operations of Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company, Southern Nuclear Operating Company and the operations of Southern Company Services, Inc. with respect to such companies.

         1.17 "Core Net Income" shall mean the combined net income (or net loss) of Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company and The Southern Company "corporate", provided, that the net income (or net loss) of The Southern Company "corporate" shall be adjusted by eliminating interest expense not attributable to Core Business and one-half of The Southern Company's "corporate" administration and general expenses.

         1.18 "Employee" shall mean any person who is currently employed by an Employing Company but shall not include (a) any individual who is eligible to participate in the Southern Company Executive Productivity Improvement Plan or
(b) any person who is eligible to participate in any incentive compensation program maintained by an Employing Company that specifically provides that an eligible employee under such program shall not also be entitled to receive Awards under this Plan.

         1.19 "Employing Company" shall mean Southern Company Services, Inc., or any affiliate or subsidiary (direct or indirect) of Southern Company, which the Board of Directors may from time to time determine to bring under the Plan and which shall adopt the Plan, and any successor of any of them.

         1.20 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.21 "Grade Level" shall mean the evaluation assigned under the job evaluation system as of December 31 of each calendar year.

         1.22 "Grade Level Value" shall mean the assigned dollar value within the Annual Salary range for a Grade Level in a Computation Period, upon which Awards are based.

         1.23 "Group" shall have the meaning set forth in Section 14(d) of the Exchange Act.

         1.24 "Incumbent Board" shall mean those individuals who constitute the Southern Board as of the Effective Date plus any individual who shall become a director subsequent to such date whose election or nomination for election by Southern Company's shareholders was approved by a vote of at least 75% of the directors then comprising the Incumbent Board. Notwithstanding the foregoing, no individual who shall become a director of the Southern Board subsequent to the Effective Date whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Regulations promulgated under the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Southern Board shall be a member of the Incumbent Board.

         1.25 "Non-Adopting Company" shall mean any subsidiary or affiliate of Southern Company which is not an Employing Company.

         1.26 "Participant" shall mean all Employees described in Section 2.1 hereof.

         1.27 "Payment Date" shall mean the date that the check evidencing the Award is endorsed by an authorized person of an Employing Company.

         1.28 "Peer Group Companies" shall mean the companies set forth on Exhibit C attached hereto and as may be revised from time to time by the Committee to reflect mergers, acquisitions, reorganizations, etc. of such companies.

         1.29 "Plan" shall mean the Southern Company Productivity Improvement Plan, as described herein or as may be amended from time to time.

         1.30 "Plan Termination" shall mean the termination of the Plan by Southern Company or an Employing Company following a Southern Change in Control unless an equitable arrangement (embodied in an ongoing substitute or replacement plan) has been made with respect to the Plan in connection with the Southern Change in Control. For purposes of this Plan, an ongoing substitute or alternative plan shall be considered an "equitable arrangement" if a nationally recognized compensation consulting firm chosen by the Committee opines in writing that, on aggregate, the post-Southern Change in Control plan is an equitable substitute or replacement of the pre-Southern Change in Control Plan, and that such substitute or alternative plan provides substantially similar target opportunities and a substantially similar level of performance difficulty.

         1.31 "Prior Plan" shall mean the Plan as amended and restated effective January 1, 1995.

         1.32 "Southern Board" shall mean the Board of Directors of The Southern Company.

         1.33     "Southern Change in Control" shall mean any of the following:

                  (a) The Consummation of an acquisition by any Person of Beneficial Ownership of 20% or more of Southern Company's Voting Securities; provided, however, that for purposes of this subsection
         (a), the following acquisitions of Southern Company's Voting Securities shall not constitute a Change in Control:

                           (i) any acquisition directly from Southern Company,

                           (ii) any acquisition by Southern Company,

                           (iii) any acquisition by any employee benefit plan
                  (or related trust) sponsored or maintained by Southern Company or any corporation Controlled by Southern Company,

                           (iv) any acquisition by a qualified pension plan or
                  publicly held mutual fund,

                           (v) any acquisition by an Employee or Group composed
                  exclusively of Employees, or

                           (vi) any Business Combination which would not
                  otherwise constitute a Change in Control because of the application of clauses (i), (ii) and (iii) of Section 1.33(c);

                  (b) A change in the composition of the Southern Board whereby individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Southern Board; or

                  (c) Consummation of a Business Combination, unless, following such Business Combination, all of the following three conditions are met:

                           (i) all or substantially all of the individuals and
                  entities who held Beneficial Ownership, respectively, of Southern Company's Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, 65% or more of the combined voting power of the Voting Securities of the corporation surviving or resulting from such Business Combination, (including, without limitation, a corporation which as a result of such transaction holds Beneficial Ownership of all or substantially all of Southern Company's Voting Securities or all or substantially all of Southern Company's assets) (such surviving or resulting corporation to be referred to as "Surviving Company"), in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Southern Company's Voting Securities,

                           (ii) no Person (excluding any corporation resulting
                  from such Business Combination, any qualified pension plan, publicly held mutual fund, Group composed exclusively of Employees or employee benefit plan (or related trust) of Southern Company, its subsidiaries or Surviving Company) holds Beneficially Ownership, directly or indirectly, of 20% or more of the combined voting power of the then outstanding Voting Securities of Surviving Company except to the extent that such ownership existed prior to the Business Combination, and

                           (iii) at least a majority of the members of the board
                  of directors of the Surviving Company were members of the Incumbent Board at the earlier of the date of execution of the initial agreement, or of the action of the Southern Board, providing for such Business Combination.

         1.34     "Southern Company" shall mean The Southern Company.

         1.35     "Southern Termination" shall mean the following:

                  (a) The Consummation of a reorganization, merger or consolidation of Southern Company under circumstances where either (i) Southern Company is not the surviving corporation or (ii) Southern Company's Voting Securities are no longer publicly traded;

                  (b) The Consummation of a sale or other disposition of all or substantially all of Southern Company's assets; or

                  (c) The Consummation of an acquisition by any Person of Beneficial Ownership of all of Southern Company's Voting Securities such that Southern Company's Voting Securities are no longer publicly traded;

         in each case under circumstances where the Surviving Company or the company acquiring Southern Company's assets or Voting Securities does not adopt an "equitable arrangement" (as defined in Section 1.30 hereof) in the form of a replacement plan.

         1.36     "Subsidiary Change in Control" shall mean the following:

                  (a) The Consummation of an acquisition by any Person of Beneficial Ownership of 50% or more of the combined voting power of the then outstanding Voting Securities of an Employing Company; provided, however, that for purposes of this Subsection 1.36, any acquisition by an Employee, or Group composed entirely of Employees, any qualified pension plan, any publicly held mutual fund or any employee benefit plan (or related trust) sponsored or maintained by Southern Company or any corporation Controlled by Southern Company shall not constitute a Change in Control.

                  (b) Consummation of a reorganization, merger or consolidation of an Employing Company (an "Employing Company Business Combination"), in each case, unless, following such Employing Company Business Combination, Southern Company Controls the corporation surviving or resulting from such Employing Company Business Combination, or


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                  (c) Consummation of the sale or other disposition of all or substantially all of the assets of an Employing Company to an entity which Southern Company does not Control.

         1.37 "Subsidiary Employee" shall mean an Employee of an Employing Company which has undergone a Subsidiary Change in Control.

         1.38 "Termination for Cause" or "Cause" shall mean the termination of a Participant's employment by an Employing Company under any of the following circumstances:

                  (a) The Participant willfully neglects or refuses to discharge his or her duties to the Employing Company as an employee or refuses to comply with any lawful or reasonable instructions given to him or her by the Employing Company without reasonable excuse;

                  (b) The Participant is guilty of gross misconduct. For purposes of this Plan, the following acts shall constitute gross misconduct:

                           (i) any act involving fraud or dishonesty or breach
                  of appropriate regulations of competent authorities;

                           (ii) the carrying out of any activity or the making
                  of any statement which would prejudice and/or reduce the good name and standing of Southern Company or an Employing Company or would bring Southern Company or an Employing Company any into contempt, ridicule or would reasonably shock or offend any community in which Southern Company or an Employing Company is located;

                           (iii) attendance at work in a state of intoxication
                  or otherwise being found in possession at his or her workplace of any prohibited drug or substance, possession of which would amount to a criminal offense;

                           (iv) assault or other act of violence against any
                  employee or other person during the course of the Participant's employment; and

                           (v) conviction of any felony or misdemeanor involving
                  moral turpitude.

         1.39 "Voting Securities" shall mean the outstanding voting securities of a corporation entitling the holder thereof to vote generally in the election of such corporation's directors.

         Where the context requires, words in the masculine gender shall include the feminine and neuter genders, words in the singular shall include the plural, and words in the plural shall include the singular.

                                   ARTICLE II

                                  Participants

         2.1 Except as otherwise provided in Section 2.8 hereof, the Participants in the Plan shall be limited to those Employees of the Employing Companies who occupy Grade Level 7 or above (or who are deemed to occupy such Grade Levels under Section 2.6 hereof) for at least thirty-six (36) months of Computation Period which respect to which an Award shall be made and are employed by an Employing Company on the last day of such Computation Period, as well as any other Employee who is so employed and who occupies a grade recommended for inclusion in the Plan by the Chief Executive Officer of an Employing Company with the concurrence of the Chief Executive Officer of the Southern Company, for at least such thirty-six (36) months; provided, however, that any additional Employees who are recommended for inclusion in the Plan by the Chief Executive Officer of an Employing Company with the concurrence of the Chief Executive Officer of Southern Company shall be identified by Grade Level Value and/or title in an exhibit to the Plan each January 1. For purposes of calculating the thirty-six month period referred to in this Section 2.1, an Employee shall be deemed to have occupied a Grade Level of 7 of higher for each month in which such Employee has occupied such Grade Level for fifteen (15) or more days.

         2.2 Notwithstanding the provisions of Section 2.1 hereof, any Participant who, for job performance reasons (as determined in the sole discretion of the Committee), vacates an eligible Grade Level in the last calendar year prior to the close of a Computation Period shall forfeit any Award for the Computation Period ending in the year in which such Grade Level is vacated.

         2.3 If a Participant's employment with an Employing Company is terminated by reason of death, disability or retirement, such Participant or his or her estate shall be eligible to receive an Award for the Computation Period ending in the year of such death, disability or retirement. For purposes of this Plan, the date of disability or retirement shall be the last day of active service by the Participant and shall not mean any date subsequent to such last date of active service which is deemed to be a retirement or disability date under the terms of any pension, severance, retirement or disability plan or arrangement. Except as provided in Section 2.4 hereof, any Participant who terminates employment with an Employing Company for any other reason shall receive only any unpaid Award for a completed Computation Period and shall not be eligible to receive an Award for the Computation Period ending in the year of such termination of employment, provided, however, that any Participant whose employment is Terminated for Cause shall forfeit any and all unpaid Awards as of the date of termination.

         2.4 In the case of a Participant whose employment is transferred from an Employing Company to a Non-Adopting Employer, any Award for any Computation Period not yet closed as of the date of a Participant's transfer shall be paid to the Participant by the Employing Company from which the Participant is transferred on the following basis:

                  (i) 100% of the Award for the Computation Period ending in the year of transfer;

                  (ii) 75% of the Award for the Computation Period ending in the first year following the year of transfer;

                  (iii) 50% of the Award for the Computation Period ending in the second year following the year of transfer; and

                  (iv) 25% of the Award for the Computation Period ending in the third year following the year of transfer.

Such transferring Participant shall receive no award for any Computation Period which has not begun on the date of the Participant's transfer or if the Participant shall no longer occupy an eligible Grade Level after such transfer (as determined by the Committee).

         Any Awards payable under this Section 2.4 shall be based on the weighted average Grade Level at the time of transfer as determined under Section
3.1 hereof.

         2.5 In the case of an individual transferring from a Non-Adopting Employer to an Employing Company whose Grade Level and length of service at the Non-Adopting Employer would have caused the Employee to have been a Participant in the Plan if the Non-Adopting Employer were an Employing Company and whose Grade Level after the transfer would enable the Employee to participate in the Plan, such individual shall be deemed to have been employed by an Employing Company while employed with the Non-Adopting Employer and shall, for any Computation Period ending after such transfer, be deemed a Participant in the Plan as if the Non-Adopting Employer were an Employing Company.

         Any Awards payable under this Section 2.5 shall be based on the weighted average Grade Levels at the Employing Company.

         2.6 In the case of an individual who, immediately prior to becoming a Participant was a participant in the Southern Company Executive Productivity Improvement Plan (the "Executive PIP") such individual shall be deemed to have been a Participant in the Plan for each year of any Computation Period in which such Participant was a participant in the Executive PIP.

         2.7 The administration of Awards for Participants who move from one Grade Level included in the Plan to another Grade Level included in the Plan shall be based on the Participant's Grade Level Value on the last day of each calendar year of the Computation Period for which an Award is being granted, multiplied by twenty-five percent (25%) for each year (or deemed year) of participation in the Computation Period. The Grade Level Value for additional years of service granted to a Participant under Section 2.8 hereof, shall be the Grade Level Value on such Participant's first day of employment by an Employing Company.

         2.8 In the case of an individual who becomes a Participant as a result of becoming a new Employee of an Employing Company subsequent to January 1, 1995, such Participant shall be eligible to participate in the Plan for each Computation Period which ends not less than two (2) years and not greater than four (4) years after becoming a Participant provided such Participant is an Employee as of the last day of the Computation Period and shall have occupied Grade Level 7 or above for at least seventy five percent (75%) of the total number of months such Participant has been an Employee. For purposes of calculating the six month period referred to in this Section 2.8, an Employee shall be deemed to occupy Grade Level 7 or above for each month in which such Employee has occupied such Grade Level for fifteen (15) days or more.

                                   ARTICLE III

                      Corporate Financial Performance Award

         3.1 The Award Opportunity for each Participant shall be based upon his weighted average Grade Level(s) as of December 31 of each calendar year of the Computation Period with respect to which an Award shall be made and shall range from fifteen percent (15%) to sixty-five percent (65%) of the Grade Level Value held by the Participant at the beginning of each calendar year of a Computation Period. The Award Opportunity for each Grade Level held by a Participant shall be determined in accordance with the chart set forth in Exhibit A herein. Such Exhibit A shall be modified from time to time by the Committee to reflect any changes in Exhibit C hereto.

         3.2 Each Award Opportunity shall be multiplied by the Award Percentage set forth in Exhibit B herein, which is based on Southern Company's Average Return on Common Equity ranking during a Computation Period as compared to the average return on common equity ranking of the Peer Group Companies to determine a Participant's Award. The return on common equity of Southern Company Peer Group Companies shall be determined annually by an independent certified public accountant based on generally accepted accounting principles and shall be properly adjusted and annualized by such accountant so that each Peer Group Company's return on common equity may be accurately compared to that of Southern Company. The average return on common equity for each Peer Group Company for a Computation Period under this Section 3.2 shall be determined by (a) calculating the average return on common equity for each company for each year in the Computation Period, (b) adding the average return on common equity calculations for each company all years in the Computation Period; and (c) dividing the total for each company by the number of years in the Computation Period.

         3.3 Notwithstanding anything in this Article III to the contrary, Awards for Computation Periods beginning on and before January 1, 1998 shall be the greater of the Award determined under Section 3.1 hereof or the Award determined based upon the Participant's Grade Level Value as of the first day of each such Computation Period.

         3.4 Notwithstanding the above provisions, an Award shall not be granted for any Computation Period ending with the calendar year in which the current earnings of Southern Company are less than the amount necessary to fund the dividends on its Common Stock at the rate such dividends were paid for the immediately preceding calendar year.

         3.5 In the discretion of the Chief Executive Officer of Southern Company, for purposes of determining the Award for one or more Computation Periods may be calculated without regard to any extraordinary item of income or expense incurred by Southern Company or any Employing Company, provided such determination is made prior to the close of the Computation Period.

         3.6 The Awards to the Participants will be paid in cash as soon as is practicable after all evaluations are completed. An Award payment may not be deferred under this Plan. In the event an Award was deferred under the Prior Plan, such deferral shall be governed by the terms of the Prior Plan.

                                   ARTICLE IV

                               Change in Control

         4.1 Southern Change in Control. Notwithstanding any other provision of this Plan to the contrary, in the event of a Plan Termination within the two (2) year period following a Southern Change in Control, each Participant who is an Employee on the date of the Plan Termination shall be entitled to receive within thirty (30) days of the Plan Termination, cash in an amount equal to his Award Opportunity under the Plan for the Computation Period in which the Plan Termination shall have occurred, at the target Award Percentage resulting in a Value of Performance Unit of $1.00, prorated for each Computation Period by the number of months which have passed since the beginning of the Computation Period until the date of the Plan Termination.

         4.2 Subsidiary Change in Control. Notwithstanding any other provision of this Plan to the contrary, in the event of a Subsidiary Change in Control, each Subsidiary Employee on the date of such Change in Control whose employment is not transferred upon such Subsidiary Change in Control to another Employing Company shall be entitled to receive within thirty (30) days of the Subsidiary Change in Control, cash in an amount equal his Award Opportunity under the Plan for the Computation Period in which the Subsidiary Change in Control shall have occurred, at the target Award Percentage resulting in a Value of Performance Unit of $1.00, prorated for each Computation Period by the number of months which have passed since the beginning of the Computation Period until the date of the Subsidiary Change in Control.

         4.3 Minimum Target Payout. In the event of a Southern Change in Control or a Southern Termination, if the Plan or an equitable replacement thereto (as described in Section 1.30 hereof) remains effective on December 31st of the Plan Year in which the Southern Change in Control or Southern Termination shall have occurred, the Plan or replacement plan shall operate with respect to the Computation Period then ended in accordance with its terms, but in no event shall the Award from the Plan or replacement plan for such Computation Period be at less than a target Award Percentage resulting in a Value of Performance Unit of $1.00.

                                    ARTICLE V

                            Miscellaneous Provisions

         5.1 Neither the Participant, his beneficiary, nor his personal representative shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payments of this Plan shall be void and have no effect.

         5.2 The Employing Company shall not reserve or otherwise set aside funds for the payments of Awards deferred in accordance with the Prior Plan.

         5.3 Except for the provisions of Article IV which cannot be amended, modified or terminated following a Southern Change in Control, Subsidiary Change in Control or Southern Termination, the Plan may be amended, modified, or terminated by the Board of Directors in its sole discretion at any time and from time to time; provided, however, that no such amendment, modification, or termination shall impair any rights to payments which have been deferred under the Prior Plan prior to such amendment, modification, or termination.

         5.4 It is expressly understood and agreed that the Awards made in accordance with the Plan are in addition to any other benefits or compensation to which a Participant may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment with the Employing Company.

         5.5 There shall be deducted from the payment of each Award under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Employing Company to such governmental authority for the account of the person entitled to such distribution.

         5.6 Any Awards paid to a Participant while employed by an Employing Company shall not be considered in the calculation of the Participant's benefits under any other employee welfare or pension benefit plan maintained by an Employing Company, unless otherwise specifically provided therein.

         5.7 The Committee shall have the authority to interpret the provisions of this Plan and to develop such rules and regulations as are necessary to carry out the terms of the Plan. Any such interpretations, rules or regulations shall be binding upon all Participants.

         5.8 The Committee shall have the authority to delegate any of its duties and obligations hereunder and shall have the authority to engage such agents as it deems necessary to carry out its duties and obligations hereunder.

         5.9 Governing Law. This Plan, and all rights under it, shall be governed by and construed in accordance with the laws of the State of Georgia.

         5.10 Pooling Accounting. Notwithstanding anything to the contrary herein, if, but for any provision of this Plan, a Change in Control transaction would otherwise be accounted for as a pooling-of-interests under APB No.16 ("Pooling Accounting") (after giving effect to any and all other facts and circumstances affecting whether such Change in Control transaction would use Pooling Accounting), such provision or provisions of this Plan which would otherwise cause the Change in Control transaction to be ineligible for Pooling Accounting shall automatically be void and ineffective in such a manner and to the extent that by eliminating such provision or provisions of this Plan, Pooling Accounting would be required for such Change in Control transaction and Pooling Accounting is in fact used for such Change in Control transaction.

         IN WITNESS WHEREOF, Southern Company Services, Inc., through its duly authorized officers, hereby amends and restates Southern Company Productivity Improvement Plan this ____ day of ____________________, 1999, to be effective January 1, 1998.

                         SOUTHERN COMPANY SERVICES, INC.



                         By:
                              Christopher C. Womack
                       Senior Vice President, Human Resources

Attest:

By:
     Tommy Chisholm
     Secretary
         [CORPORATE SEAL]

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                                SOUTHERN COMPANY

                          PRODUCTIVITY IMPROVEMENT PLAN

                                    EXHIBIT A


Grade Level Value                                    Target Award Opportunity
                                               Percentage of Grade Level Value
President/CEO                                                 50/65%
      15                                                        50%
      14                                                        45%
      13                                                        40%
      12                                                        35%
      11                                                        30%
      10                                                        25%
      9                                                         25%
      8                                                         20%
      7                                                         15%

                                SOUTHERN COMPANY

                          PRODUCTIVITY IMPROVEMENT PLAN

                                    EXHIBIT B

                            AWARD PERCENTAGE SCHEDULE

                                Position Ranking

    Value of
Performance Unit     12 - 14        15 - 17      18 - 20
        $           Companies      Companies    Companies
        -           ---------      ---------    ---------

      $2.00            Top            Top          Top
      1.80             1.0            1.0          1.0
      1.60             2.0            2.0          2.0
      1.40             2.5            3.0          3.0
      1.20             3.0            4.0          4.0
      1.00             4.0            4.5          5.0
       .90             4.5            5.0          6.0
       .80             5.0            6.0          7.0
       .70             6.0            7.0          8.0
       .60             6.5            8.0          9.0
       .50             7.0            8.5          10.0
        0           Below 7.0      Below 8.5     Below 10

                                SOUTHERN COMPANY

                          PRODUCTIVITY IMPROVEMENT PLAN

                                    EXHIBIT C


The Peer Group Companies are as follows:

Allegheny Power System
American Electric Power                     (combine core subs...Note 1)
Baltimore Gas & Electric Company
Carolina Power & Light
Central & South West                        (combine core subs...Note 2)
Central Louisiana Electric
Duke Energy
Entergy                                     (combine core subs...Note 3)
Florida Power & Light                       (previously used FPL Group, Inc.)
Florida Power Corp.                         (previously used Florida Progress)
Kentucky Utilities Company                  (previously used KU Energy)
Potomac Electric Power Company
South Carolina Electric & Gas               (previously used SCANA)
Tampa Electric                              (previously used TECO Energy)
Virginia Electric & Power                   (previously used Dominion Resources)


Note 1: Combine AEP Generating Company, Appalachian Power Company, Columbus Southern Power Company, Indiana Michigan Power Company, Kentucky Power Company, and Ohio Power Company.

Note 2: Combine Central Power & Light Co., Public Service Co. of Oklahoma, Southwestern Electric Power Co. and West Texas Utilities Co.

Note 3: Combine Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., and System Energy Resources, Inc.